UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2011

Joe’s Jeans Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

2340 S. Eastern Avenue, Commerce, California	90040
(Address of Principal Executive Offices)	(Zip Code)

(323) 837-3700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)           Appointment of Executive Officers

In connection with the annual meeting of the Board of Directors (the “Board”) for Joe’s Jeans Inc. (the “Company”) on October 26, 2011, the Board re-appointed the following executive officers of the Company:  Marc Crossman to the position of President and Chief Executive Officer, Hamish Sandhu as Chief Financial Officer and Joe Dahan as Creative Director, each effective as of October 26, 2011.  In addition, the Board re-appointed Sam Furrow to continue to serve as Chairman of the Board in a non-executive capacity.

ITEM 5.07             Submission of Matters to a Vote of Security Holders

Results of Annual Meeting of Stockholders

On September 19, 2011, the Company filed a Definitive Proxy Statement on Schedule 14A with the Securities and Exchange Commission relating to an annual meeting of our stockholders to be held on October 26, 2011.  The purpose of the annual meeting was to vote on the following proposals: (1) to elect seven directors to serve on the Company’s Board of Directors until the 2012 annual meeting of stockholders or until their respective successors are elected and qualified; (2)  to approve the adoption of the Amended and Restated Stock Incentive Plan; (3) to conduct a non-binding advisory vote on executive compensation; (4) to conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation; and (5) to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the fiscal year ending November 30, 2011.

The Board fixed the close of business on September 8, 2011 as the record date for identifying those stockholders entitled to notice of, and to vote, at the annual meeting.  On September 20, 2011, the notice of annual meeting, proxy statement and proxy cards were first mailed to stockholders along with the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2010.  On October 26, 2011, the Company conducted its annual meeting of stockholders and all proposals were approved.

On October 26, 2011, 53,897,774 shares were represented in person or by proxy at the meeting, which reflected approximately 83% of total shares outstanding.  This share amount reflects the addition of certain shares that the Company holds as treasury shares in a segregated brokerage account.  The vote totals on the proposals were as follows:

	For	Withheld	Broker Non-Votes
1. Election of seven directors:
Samuel J. Furrow	23,521,623	471,997	29,904,154

Marc B. Crossman	23,576,417	417,203	29,904,154

Joe Dahan	23,617,475	376,145	29,904,154

Kelly Hoffman	23,412,853	580,767	29,904,154

Thomas O’Riordan	23,463,698	529,922	29,904,154

Suhail R. Rizvi	23,440,321	553,299	29,904,154

Kent Savage	23,563,875	429,745	29,904,154

	For	Against	Abstain	Broker Non-Votes

2. Approve the adoption of the Amended and Restated Stock Incentive Plan	22,047,037	1,469,986	476,597	29,904,154

	For	Against	Abstain	Broker Non-Votes

3. Advisory vote on compensation of the Company’s Named Executive Officers	23,049,900	815,298	128,422	29,904,154

	1 Year	2 Years	3 Year	Abstain	Broker Non-Votes

4. Advisory vote on the frequency of future advisory votes on compensation for the Company’s Named Executive Officers	6,570,685	1,973,671	15,402,872	46,392	29,904,154

In accordance with the voting results, and consistent with the Board’s recommendation, the Board determined that the Company will conduct future stockholder advisory votes regarding compensation awarded to its named executive officers once every three years until such time that another advisory vote on the frequency is conducted (which will be no later than the Company’s 2017 Annual Meeting) or until the Board determines that a different frequency is in the best interest of the Company and its shareholders.

	For	Against	Abstain

5. Appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending November 30, 2011	53,193,968	444,817	258,989

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JOE’S JEANS INC.
(Registrant)

Date: October 31, 2011	By:	/s/ Marc Crossman
Marc Crossman
President, Chief Executive Officer, and Director
(Principal Executive Officer)